EXHIBIT 10.4

                                    AGREEMENT

         THIS AGREEMENT is made and entered into this 27th day of June, 1997 by and among CTI Industries Corporation, a Delaware corporation (the "Company") and John C. Davis ("Davis").

         WHEREAS, the Company and Davis have entered into an Employment Agreement dated April 29, 1996 ("Employment Agreement") and a Stock Redemption Agreement dated March 1, 1996 ("Redemption Agreement").

         WHEREAS, the parties desire to enter into an agreement amending and extending the Employment Agreement and the Redemption Agreement.

         NOW, THEREFORE, in consideration of the premises and of the terms, covenants and conditions hereinafter contained, the parties hereto agree as follows:

         1. Amendment to Employment Agreement. The Employment Agreement is hereby amended as follows:

                  1.1 The term of the Employment Agreement is extended to January 31, 2000.

                  1.2 Commencing February 1, 1998, the annual rate of salary payable to Executive under the Employment Agreement shall be $120,000.

                  1.3 Commencing on the date on which the present lease for the automobile now provided to Davis expires (on or about December 31, 1997), the Company shall provide to Davis for the remaining term of the Employment Agreement an automobile allowance of $500 per month.

                  1.4 Effective on February 1, 1998 and for the remaining term of the Employment Agreement, the Company shall reimburse Davis for the regular monthly dues (excluding any periodic charges) for one country club (not to exceed $450); provided that such dues shall not be payable during any fiscal quarter of the Company if the sales revenues of the Company during the preceding fiscal quarter shall be less than the sales forecast approved by management of the Company.

                  1.5 Davis contemplates that he will commence activities as an independent consultant and sales agent at some point prior to January 31, 2000 and may provide such services to, and receive compensation from, companies other than the Company. The Company consents to such activities on the part of Davis provided that (i) such activities shall not interfere with the performance by Davis of his duties under the Employment Agreement and (ii) Davis shall not perform services for any company which is engaged in the manufacture, marketing or sale of any product which is manufactured, marketed or


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         sold by the Company.

                  1.6 Except as amended by the foregoing, the Employment Agreement shall remain in full force and effect in accordance with its terms.

         2. Amendment to Redemption Agreement. The Redemption Agreement is hereby amended as follows:

                  2.1 For the period from March 1, 1998 through February 28, 2000, the Company shall have the option and right to purchase up to 866,666 shares (less the number of shares purchased and redeemed pursuant to paragraph 1 of the Redemption Agreement) of Common Stock of the Company from Davis at the price of $.75 per share. The option may be exercised at any time or from time to time with respect to all, or any portion, of the shares subject to the option by written notice to Davis.

                  2.2 For the period from March 1, 1998 through February 28, 2000, the Company shall have the obligation to purchase and redeem from Davis, and Davis shall have the obligation to sell and deliver to the Company, up to 866,666 shares (less the number of shares purchased and redeemed pursuant to paragraph 1 of the Redemption Agreement and paragraph 2.1 of this Agreement) at the price of $.75 per share on the terms provided in this paragraph:

                           2.2.1 For such  period,  the  Company  shall have the
                  obligation to pay to Davis, as the purchase price for shares of Common Stock to be purchased and redeemed from him:

                                    (A)     An amount  equal to two percent (2%)
                                            of  the  profits  of  the   Company,
                                            before  provision  for  income  tax,
                                            determined  on  a  fiscal  quarterly
                                            basis  (commencing  with  the  first
                                            fiscal  quarter of 1988 - the period
                                            from  November  1, 1997 to  February
                                            28,   1998)  and  on  the  basis  of
                                            generally    accepted     accounting
                                            principles   consistently   applied,
                                            and,

                                    (B)     An amount  equal to two percent (2%)
                                            (but  not   exceeding   the  sum  of
                                            $8,000)   of  the  amount  by  which
                                            revenues  of the  Company  from  the
                                            sale of mylar and latex balloons and
                                            associated   items  and  accessories
                                            exceed the sum of $1,300,000.

                           2.2.2 The  amount to be paid  pursuant  to  paragraph
                  2.2.1(A) shall be determined and paid on a fiscal quarterly basis within 45 days after the end of each such quarter. The amount to be paid pursuant to paragraph 2.2.1(B) shall be determined on a monthly basis and paid within 30 days after the last day of the

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                  month for which the payment is due.

                           2.2.3 Notwithstanding the other provisions of this Agreement, for any period in which any amount would otherwise be due to Davis hereunder, if at such time, all of the shares subject to purchase and redemption by the Company hereunder shall have been purchased and redeemed, no amount shall be due from the Company to Davis hereunder for such period.

                           2.2.4 The provisions of this paragraph 2 of this Agreement shall supersede in their entirety the provisions of paragraphs 2 and 3 of the Redemption Agreement. Except as provided herein, the Redemption Agreement shall remain in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                          CTI INDUSTRIES CORPORATION



                                          By:         /s/ Stephen M. Merrick
                                                 ----------------------------


                                          DAVIS:



                                                          /s/ John C. Davis
                                                 ----------------------------




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